Exhibit 99.1

USANA Health Sciences Announces CEO Transition Plan and Appoints Kevin Guest Chief Executive Officer

SALT LAKE CITY--(BUSINESS WIRE)--November 23, 2016--USANA Health Sciences, Inc. (NYSE: USNA) today announced a CEO transition plan. Dave Wentz has made the personal decision to step down as Co-CEO and a member of the Board of Directors of the Company. The Board of Directors has appointed current Co-CEO, Kevin Guest, as CEO of the Company. The Company will no longer utilize a Co-CEO management structure. The USANA Board of Directors now consists of six directors, four of whom are independent.

Commenting on his transition, Mr. Wentz said, “I am grateful for my long tenure with USANA and am proud of what we have accomplished over the past 24 years. USANA has always been, and will remain, a positive influence for so many lives, including my own, and I am confident in the Company’s future under Kevin’s leadership. I am looking forward to spending more time with my family and continuing to advocate for the direct sales industry as Chairman of the Direct Selling Education Foundation.”

Gilbert Fuller, Chairman of the Governance, Risk and Nominating Committee of the Board of Directors, said, “Dave has made an incredible contribution to our organization over the past two decades. He has skillfully led the Company to multiple years of record sales and customer growth and helped the Company navigate both anticipated and unanticipated challenges. We are grateful for his dedication and hard work in the many roles he has held with USANA and wish him all the best going forward.”

Commenting on the appointment of Mr. Guest as CEO, Dr. Myron Wentz, Chairman of the Board, noted, “We are pleased to name Kevin Guest as CEO of USANA. Kevin has led USANA in a variety of roles for more than 20 years, including President and most recently as Co-CEO. In each role, Kevin has demonstrated sound leadership, integrity and judgment. Perhaps most importantly, Kevin has earned the trust, respect and admiration of countless USANA Associates, customers and employees around the world as he has served them. On behalf of the Board, we are grateful to Kevin for his great commitment and leadership to USANA in its mission to improve the health and nutrition of individuals and families around the world.”

Kevin Guest commented, “I am honored by the trust and confidence the Board of Directors has placed in me to lead USANA going forward. Dave and I have worked side by side to achieve many goals over the years, and I have the utmost respect for him. I also have complete confidence in, and respect for, the leadership team we have in place at USANA. Our team has talent and experience in each of the key leadership positions and is committed to USANA’s mission. As demonstrated by the Board’s recent decision to split the stock, we are confident that the strategies we have in place will help USANA achieve its long-term growth potential.”

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia and Indonesia. More information on USANA can be found at http://www.usanahealthsciences.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, reliance upon our network of independent Associates, the governmental regulation of our products, manufacturing and marketing risks, adverse publicity risks, and risks associated with our international expansion. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

CONTACT:
USANA Health Sciences, Inc.
Investors contact:
Joshua Foukas, 801-954-7823
Investor Relations
investor.relations@us.usana.com
or
Media contact:
Dan Macuga, 801-954-7280
Public Relations